EXHIBIT 99.1

The Community Financial Corporation Reports Operating Results for the Three Months Ended March 31, 2018

WALDORF, Md., May 02, 2018 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ:TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the first quarter ended March 31, 2018. Highlights at and for the three months ended March 31, 2018 (“2018Q1”) include:

Three Month Highlights

  Completed acquisition of $200 million County First Bank (“County First”) on January 1, 2018, increasing the Company’s asset size to just under $1.6 billion. In January 2018, the Company disclosed its intentions to close four of the five acquired County First branches during the second quarter with the La Plata downtown branch remaining open.

  Gross loans increased 11.3% or $129.6 million from $1,150.0 million at December 31, 2017 (“2017Q4”) to $1,279.7 million at 2018Q1, primarily due to County First.

  Transaction deposit accounts increased from 59% of deposits at 2017Q4 to 63% of deposits at 2018Q1.

  Retention of County First deposit relationships have been successful to date. Acquired deposit balances increased $2.3 million from $199 million at the acquisition date to $201 million at March 31, 2018.

  Wholesale funding as a percentage of assets decreased from 18.7% at 2017Q4 to 12.5% at 2018Q1. Wholesale funding includes traditional brokered deposits and Federal Home Loan Bank (“FHLB”) advances.

  Classified loans as a percentage of assets decreased 74 basis points from 3.58% at December 31, 2017 to 2.84% at March 31, 2018.

  Non-accrual loans, OREO and TDRs to total assets increased five basis points from 1.71% at December 31, 2017 to 1.76% at March 31, 2018.

  Tier 1 leverage ratio increased to 9.35% compared to 8.77% at December 31, 2017.

  Net income of $1.2 million, or $0.22 per share, compared to a net loss of $459,000, or ($0.10) per share, in the quarter ended December 31, 2017 (“2017Q4”). The Company’s return on average assets (“ROAA”) and return on average common equity (“ROACE”) were 0.31% and 3.33% in 2018Q1 compared to (0.13%) and (1.62%) in the prior quarter.

  Operating net income1 increased $845,000 (33.7%) to $3.4 million, or $.0.61 per share, compared to $2.5 million, or $0.54 per share, in the prior quarter. The Company’s operating ROAA and operating ROACE were 0.85% and 9.15% in 2018Q1 compared to 0.72% and 8.89% in the prior quarter.

  Net interest margin increased 25 basis points from 3.29% in 2017Q4 to 3.54% in 2018Q1. Net interest income increased $2.2 million or 20.8%, to $12.4 million in 2018Q1 compared to 10.7 million in 2017Q4.

  Noninterest expense of $11.7 million in 2018Q1 increased $3.9 million compared to $7.7 million in the prior quarter, primarily due to the County First acquisition. Merger and acquisition costs of $2.9 million were recorded in 2018Q1 as well as additional costs related to supporting five operating County First branches. The Company will continue to carry additional noninterest expense in the second and third quarters until the four branch closures are complete and duplicate vendors and processes are discontinued.

  Noninterest expense of $8.8 million in 2018Q1, excluding merger and acquisition costs, increased $1.4 million compared to $7.4 million in the prior quarter due to the impact of County First. These costs reflected management’s expected expense run rate of between $8.9 and $9.1 million for the first two quarters of 2018.

  The GAAP efficiency ratio was 83.81% in 2018Q1 compared to 65.79% in 2017Q4. The Non-GAAP (or “operating”) efficiency ratio2, which excludes merger and acquisition costs, OREO gains and losses and other non-core activities, was 62.39% in 2018Q1 compared to 62.16% in 2017Q4.

“Once our acquisition was approved by our regulators in the fall of 2017, we began diligently working with the County First Board and management to ensure an orderly and smooth transition of our most important resource – our customers,” stated Michael L. Middleton, Chairman of the Board. “After the January closing, our management team seamlessly integrated the various customer delivery platforms into our system. This transaction has deepened our market penetration and positions us for future growth throughout our footprint.”

“Return on average assets and earnings per share improved to 0.31% and $0.22 in the first quarter of 2018 compared (0.13%) and $(0.10) in the fourth quarter. Operating return on average assets and operating earnings per share improved to 0.85% and $0.61 in the first quarter of 2018 from 0.72% and $0.54 in the fourth quarter,” stated William J. Pasenelli, Chief Executive Officer and Vice-Chairman of the Board. “We were very excited to complete our merger on January 1, 2018. Community Bank of the Chesapeake is now even better positioned at $1.6 billion in assets to compete in the Southern Maryland market given our strong leadership team, experienced bankers, distinctive product capabilities and strong balance sheet.

The improvement in core earnings compared to the prior quarter was the result of increased net interest income and net interest margin, while continuing our focus on expense control. Net interest margin increased 25 basis points to 3.54% in the first quarter of 2018 compared to 3.29% in the fourth quarter of 2017. Net interest margin increased due to the acquisition of low cost transaction deposits and higher yielding loans from County First, the continued trend of higher loan yields on repricing loans and new loans, and the pay down of wholesale funding during the first quarter. The accretion of the purchase accounting fair value mark was $321,000, representing approximately 10 basis points of the net interest margin expansion.

The operating efficiency ratio was stable at 62.39% in the first quarter of 2018 compared to 62.16% in the fourth quarter of 2017. It was encouraging to see top line revenue keeping pace with core operating expenses during the first quarter as we are not expecting to see the full impact of cost savings until the second half of 2018. Management remains focused on controlling expenses and the successful integration of County First customers. We will continue to mitigate the risks that NIM expansion will not continue for the balance of 2018 by focusing on controlling expenses.”

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1 The Company defines operating net income as net income before merger and acquisition costs and the one-time deferred tax adjustment recorded for Tax Cuts and Jobs Act in the three months ended December 31, 2017.  Operating earnings per share, operating return on average assets and operating return on average common equity is calculated using adjusted operating net income. See Non-GAAP reconciliation schedules.

Income Statement – Three Months Ended March 31, 2018

The Company reported net income of $1.2 million, or $0.22 per share, for the three months ended March 31, 2018 (“2018Q1”). This compares to a net loss of $459,000, or ($0.10) per share, for the three months ended December 31, 2017 (“2017Q4”) and net income of $2.3 million, or $0.51 per share, for the three months ended March 31, 2017 (“2017Q1”). The increase in net income from 2017Q4 resulted primarily from the $2.7 million in additional income tax expense booked in the fourth quarter of 2017 from the revaluation of deferred tax assets due to the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act.  The decrease in net income from 2017Q1 resulted primarily from $2.9 million in merger-related costs, which included $1.3 million of termination costs of County First’s core processing contract as well as investment banking, legal fees and the costs of employee agreements and severance for terminations that occurred as of the end of the quarter. In addition, the Company will continue to carry additional noninterest expense in the second and third quarters until the four branch closures are complete and duplicate vendors and processes are discontinued. The increase in noninterest expense was partially offset by an increase in net interest income realized from the integrated operations of County First associated with the January 1, 2018 acquisition and from a lower effective tax rate.

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2 The Company maintains GAAP and Non-GAAP measures for net operating expenses and noninterest expenses to calculate Non-GAAP ratios. Adjusted net operating expense and adjusted noninterest expense exclude merger and acquisition costs, OREO gains and losses and expenses, and gains and losses on the sale of investments and other assets not considered part of recurring operations. See Reconciliation of GAAP and Non-GAAP financial measures for the calculation of the below ratios:

Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.

Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

The Company reported operating net income, which excludes merger-related expenses, of $3.4 million, or $0.61 per share, in 2018Q1. This compares to operating net income of $2.5 million, or $0.54 per share, in 2017Q4 and operating net income of $2.3 million, or $0.51 per share, in 2017Q1. Compared to 2017Q4 and 2017Q1, operating net income reflects higher net interest income and higher noninterest income partially offset by higher noninterest expense, much of which is associated with the acquisition of County First.

Net interest income totaled $12.9 million in 2018Q1, which represents a $2.1 million, or 19.7%, increase from $10.8 million in 2017Q4 and a $2.2 million, or 20.8%, increase from $10.7 million in 2017Q1. Average total earning assets increased $149.0 million, or 11.4%, in 2018Q1 to $1,456.9 million, compared to $1,307.9 million in 2017Q4 and increased $202.4 million, or 16.1%, compared to $1,254.5 million in 2017Q1. The increase in average total earning assets in 2018Q1 from 2017Q4 included an increase in average loans of $141.1 million, or 12.5%, and an increase in average investments of $7.9 million, or 4.5%, primarily as a result of the acquisition of County First. The increase in average total earning assets in 2018Q1 from 2017Q1 resulted primarily from a $191.0 million, or 17.6%, increase in average loans as a result of organic growth and the acquisition of County First and a $11.4 million, or 6.6%, increase in average investments.

Net interest margin was 3.54% in 2018Q1, representing a 25 basis point increase from 3.29%. The increase in net interest margin from 2017Q4 resulted primarily from a 19 basis point increase in yield on loans to 4.63%, driven by several quarters of increasing contractual repricing on the Company’s legacy portfolio, the recognition of the acquired performing fair value mark related to the acquisition of County First loans and the addition of higher yielding loans from County First. Additionally, net interest margin was positively impacted by the acquisition of County First’s lower cost transaction deposit accounts and the pay down of wholesale funding with County First cash and the sale of securities in January 2018. The Company’s cost of funds decreased four basis points from 0.88% in 2017Q4 to 0.84% in 2018Q1. During 2018Q1, the County First acquisition and the management of funding more than offset increased rates on deposit accounts and wholesale funding due to the Federal Reserve’s actions to raise short-term interest rates.

Net interest margin of 3.54% was 14 basis points higher than the 3.40% in 2017Q1. The increase in net interest margin from 2017Q1 resulted primarily from a 21 basis point increase in yield on loans, due primarily to higher contractual interest rates on new and repricing loans, the recognition of the acquired performing fair value mark related to County First and the addition of higher yielding loans from the County First acquisition. These increases were partially offset by a decrease in margin due to a 17 basis point increase in the cost of interest-bearing liabilities.  The Company’s cost of funds increased 10 basis points from 0.74% in 2017Q1 to 0.84% in 2018Q1.

Noninterest income of $1.0 million in 2018Q1 increased by $31,000 compared to 2017Q4 and by $151,000 compared to 2017Q1.  The increase in noninterest income was primarily due to additional service charge income from the acquisition of County First’s deposit relationships and from the monthly income earned from approximately $6.3 million of Bank Owned Life Insurance acquired in the transaction.

Noninterest expenses increased $3.9 million, or 50.6%, to $11.7 million in 2018Q1 compared to $7.8 million in 2017Q4, and increased $4.3 million, or 58.1%, compared to $7.4 million in 2017Q1. Adjusted noninterest expense, which excludes merger-related expenses and OREO related expenses increased $1.4 million, or 19.2%, to $8.7 million in 2018Q1 compared to $7.3 million in 2017Q4, and increased $1.5 million, or 21.2%, compared to $7.2 million in 2017Q1. Overall the increases in adjusted noninterest expenses comparing 2018Q1 to 2017Q4 and 2017Q1 were due primarily to increases in salary and employee benefits due to the addition of County First employees. Other increases from the comparable periods were to occupancy expense, data processing expense, core deposit intangible amortization, advertising expense and FDIC insurance expense, all of which were due primarily to the acquisition of County First. The Company has scheduled the closing of four of the five acquired branches in May 2018 with a positive impact on the Company’s expense run rate expected in the second half of 2018 due to lower overhead.

The Company’s GAAP efficiency ratio was 83.81% in 2018Q1 compared to 65.79% in 2017Q4 and 63.89% in 2017Q1. The operating efficiency ratio, which excludes merger and acquisition costs, OREO gains and losses and other non-core activities, was 62.39% and 62.16% and 62.20% for the same comparable periods. The Company’s GAAP net operating expense ratio was 2.69% in 2018Q1 compared to 1.93% in 2017Q4 and 1.94% in 2017Q1. The Non-GAAP net operating expense ratio, which excludes merger and acquisition costs, investment gains and losses, OREO gains and losses and other non-core activities, was 1.94% and 1.81% and 1.89% for the same comparable periods. The following is a summary breakdown of noninterest expense:

	Three Months Ended
(dollars in thousands)	March 31, 2018	December 31, 2017	$ Change	% Change
Salary and employee benefits	$5,047	$4,191	$856	20.4%
OREO Valuation Allowance and Expenses	114	123	(9)	(7.3%)
Merger and acquisition costs	2,868	335	2,533	756.1%
Operating Expenses	3,638	3,097	541	17.5%
Total Noninterest Expense	$11,667	$7,746	$3,921	50.6%

	Three Months Ended March 31,
(dollars in thousands)	2018	2017	$ Change	% Change
Salary and employee benefits	$5,047	$4,313	$734	17.0%
OREO Valuation Allowance and Expenses	114	195	(81)	(41.5%)
Merger and acquisition costs	2,868	17	2,851	n/a
Operating Expenses	3,638	2,854	784	27.5%
Total Noninterest Expense	$11,667	$7,379	$4,288	58.1%

The Company’s consolidated effective tax rate was 30.4% in 2018Q1, due to lower tax rates enacted with the passage of the Tax Cut and Jobs Act of 2017 partially offset by certain non-deductible merger-related expenses, true-ups to deferred tax assets and holding company expenses that are not deductible for state tax purposes. The Company’s normal effective rate as of March 31, 2018 was 27.52% (19.27% for federal; 8.25% for state). The Company’s consolidated effective tax rate was 111.48% in 2017Q4 due to $2.7 million in additional income tax expense from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate of the Tax Cuts and Jobs Act and 38.2% in 2017Q1.

Balance Sheet
Total assets increased $171.0 million, or 12.2%, to $1.6 billion at 2018Q1 compared to total assets of $1.4 billion at 2017Q4 primarily as a result of the acquisition of County First. Cash and cash equivalents increased $19.0 million, or 123.5%, to $34.5 million and total securities increased $1.7 million, to $169.2 million. Gross loans increased 11.3% or $129.6 million from $1,150.0 million at 2017Q4 to $1,279.7 million at 2018Q1, primarily due to the merger.  The Bank acquired $144.1 million of County First principal loan balances on January 1, 2018. During the first quarter of 2018, there were several County First relationships that the Company encouraged to seek other financing. This contributed to a decrease in the first quarter of $12.3 million in acquired principal balances. Net growth of the Bank’s legacy portfolio was $781,000 with commercial real estate growing $17.4 million at an annual rate of 9.6%, substantially offset by payoffs of other commercial legacy loans primarily from customer sales of underlying collateral.

The acquisition of County First led to a slight shift in loan mix at 2018Q1 compared to 2017Q4. The combination of commercial and industrial and owner-occupied real estate loans increased $21 million from $378 million (33% of loans) at 2017Q1 to $399 million (31% of loans) at 2018Q1. Regulatory concentrations for non-owner occupied commercial real estate and construction decreased from 309.6% and 65.5% at 2017Q4 to 294.2% and 65.3% at 2018Q1. The following is a breakdown of the Company’s loan portfolio at March 31, 2018 and December 31, 2017:

	(Unaudited)		*
BY LOAN TYPE	March 31, 2018%		December 31, 2017%

Commercial real estate	$817,576	63.88%	$727,314	63.25%
Residential first mortgages	166,390	13.00%	170,374	14.81%
Residential rentals	129,026	10.08%	110,228	9.58%
Construction and land development	28,226	2.21%	27,871	2.42%
Home equity and second mortgages	39,481	3.09%	21,351	1.86%
Commercial loans	52,198	4.08%	56,417	4.91%
Consumer loans	853	0.07%	573	0.05%
Commercial equipment	45,905	3.59%	35,916	3.12%
Gross loans	1,279,655	100.00%	1,150,044	100.00%
Net deferred costs (fees)	1,118	0.09%	1,086	0.09%
Total loans, net of deferred costs	$1,280,773		$1,151,130

* Derived from audited financial statements.

In terms of accounting designations, compared to 2017Q4: (i) non-acquired loans, which include certain renewed and/or restructured acquired performing loans that are re-designated as non-acquired, increased $4.1 million, or 3.6%, to $1,154.2 million; (ii) acquired performing loans increased $121.6 million to $121.6 million; and (iii) purchase credit impaired (“PCI”) loans increased $3.9 million to $3.9 million. At 2018Q1 performing acquired loans, which totaled $121.6 million, included a $2.3 million net acquisition accounting fair market value adjustment, representing a 1.87% “mark;” and PCI loans which totaled $3.9 million, included a $666,000 adjustment, representing a 14.68% “mark.”

Total deposits increased $179.7 million, or 16.2%, to $1,285.9 million at 2018Q1, compared to $1,106.2 million at 2017Q4 due primarily to the acquisition of County First. Noninterest bearing demand deposits increased $69.8 million, or 43.7%, to $229.6 million (17.9% of total deposits). The Company uses both traditional and reciprocal brokered deposits. Traditional brokered deposits were $100.2 million at 2018Q1 compared to $118.9 million at 2017Q4. Reciprocal brokered deposits are used to maximize FDIC insurance available to our customers. Reciprocal brokered deposits were $99.9 million at 2018Q1 compared to $92.9 million at 2017Q4.  Transaction deposit accounts increased $152.8 million from $654.6 million (59% or deposits) at 2017Q4 to $807.5 million (63% of deposits) at 2018Q1. This contributed to deceasing the Bank’s cost of funds four basis points from 0.88% in 2017Q4 to 0.84% in 2018Q1.

FHLB long-term debt and short-term borrowings (“FHLB advances”) decreased $46.0 million, or 32.2%, to $97.0 million at 2018Q1 compared to $143.0 million at 2017Q4. Wholesale funding, which includes traditional brokered deposits and FHLB advances, decreased $64.7 million from $261.9 million (18.7% of assets) at 2017Q4 to $197.2 million (12.5% of assets) at 2018Q1. Cash and the sale of securities from the County First acquisition were used to pay down debt and brokered deposits. The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes.

Total stockholders’ equity increased $35.7 million, or 32.5%, to $145.7 million at 2018Q1 compared to $110.0 million at 2017Q4. This increase primarily resulted from the issuance of 918,526 shares of common stock, valued at $35.6 million (based on the $38.78 per share closing price on the last trading day prior to consummation), as the stock component of the merger consideration paid in the County First acquisition. The Company’s ratio of tangible common equity to tangible assets increased to 8.44% at 2018Q1 from 7.82% at 2017Q43. The Company’s Common Equity Tier 1 (“CET1”) ratio was 10.31% at 2018Q1 compared to 9.51% at 2017Q4. The Company remains well capitalized with a Tier 1 capital to average assets (leverage ratio) of 9.35% at 2018Q1 compared to 8.79% at 2017Q4.

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3 The Company had no intangible assets prior to January 1, 2018. Therefore, tangible common equity and tangible assets were the same as common equity and total assets.

Asset Quality
The Company continues to pursue its approach of maximizing contractual rights with individual classified customer relationships. The objective is to expeditiously resolve on-performing or substandard credits that are not likely to become performing or passing credits in a reasonable timeframe. Management believes this strategy is in the best long-term interest of the Company.

Non-accrual loans and OREO to total assets increased from 1.00% at 2017Q4 to 1.13% at 2018Q1.  Non-accrual loans, OREO and TDRs to total assets increased $3.7 million from $24.1 million or 1.71% at 2017Q4 to $27.8 million or 1.76% at 2018Q1. The $3.7 million increase in non-accrual balances was principally due to two well-secured commercial customer relationships that became non-accrual in 2018Q1. The first relationship is a $2.3 million in loans with short-term operational cash flow shortfalls that may be addressed with additional working capital provided by an investor. For the second relationship, in 2018Q1, the Bank charged-off $200,000 of a $2.1 million dollar loan to adjust the loan’s carrying value to the fair value of the collateral, which is a property awaiting the court’s foreclosure ratification. The property was purchased at the foreclosure auction by a third party with no financing being provided by the Bank.

Classified assets decreased $5.6 million from $50.3 million at 2017Q4 to $44.7 million at 2018Q1. Management considers classified assets to be an important measure of asset quality. The following is a breakdown of the Company’s classified and special mention assets at March 31, 2018 and December 31, 2017, 2016, 2015 and 2014, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of March 31, 2018	As of December 31, 2017	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Classified loans
Substandard	$34,772	$40,306	$30,463	$31,943	$46,735
Doubtful	-	-	137	861	-
Loss	-	-	-	-	-
Total classified loans	34,772	40,306	30,600	32,804	46,735
Special mention loans	2,033	96	-	1,642	5,460
Total classified and special mention loans	$36,805	$40,402	$30,600	$34,446	$52,195

Classified loans	34,772	40,306	30,600	32,804	46,735
Classified securities	612	651	883	1,093	1,404
Other real estate owned	9,352	9,341	7,763	9,449	5,883
Total classified assets	$44,736	$50,298	$39,246	$43,346	$54,022

Total classified assets as a percentage of total assets	2.84%	3.58%	2.94%	3.79%	4.99%
Total classified assets as a percentage of Risk Based Capital	24.81%	32.10%	26.13%	30.19%	39.30%

The company reported a $500,000 provision for loan loss expense in 2018Q1 compared to $30,000 of provision recorded in 2017Q4, and a provision of $380,000 in 2017Q1. Allowance for loan loss levels decreased to 0.82% of total loans at 2018Q1 compared to 0.91% at 2017Q4 due to the addition of County First loans for which no allowance was provided for in accordance with purchase accounting standards. Net charge-offs of $544,000 were recognized in 2018Q1 compared to net recoveries of $50,000 in 2017Q4, and net charge-offs of $131,000 in 2017Q1. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as slower portfolio growth, were offset by increases in other qualitative factors. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate.

About The Community Financial Corporation -  Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $1.6 billion.  Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses.  The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of Non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures.  The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to the County First acquisition; plans regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the synergies and other expected financial benefits from County First acquisition may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of March 31, 2018. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(dollars in thousands, except per share amounts )	2018	2017
Interest and Dividend Income
Loans, including fees	$14,726	$11,970
Interest and dividends on investment securities	1,095	946
Interest on deposits with banks	72	6
Total Interest and Dividend Income	15,893	12,922

Interest Expense
Deposits	1,956	1,268
Short-term borrowings	283	147
Long-term debt	764	833
Total Interest Expense	3,003	2,248

Net Interest Income	12,890	10,674
Provision for loan losses	500	380
Net Interest Income After Provision For Loan Losses	12,390	10,294

Noninterest Income
Loan appraisal, credit, and miscellaneous charges	53	47
Net gains (losses) on sale of OREO	-	27
Income from bank owned life insurance	226	191
Service charges	752	610
Total Noninterest Income	1,031	875
Noninterest Expense
Salary and employee benefits	5,047	4,313
Occupancy expense	766	653
Advertising	159	108
Data processing expense	683	577
Professional fees	352	320
Merger and acquisition costs	2,868	17
Depreciation of premises and equipment	199	199
Telephone communications	99	51
Office supplies	40	32
FDIC Insurance	198	166
OREO valuation allowance and expenses	114	195
Core deposit intangible amortization	240	-
Other	902	748
Total Noninterest Expense	11,667	7,379
Income before income taxes	1,754	3,790
Income tax expense	533	1,448
Net Income	$1,221	$2,342

Earnings Per Common Share
Basic	$0.22	$0.51
Diluted	$0.22	$0.51
Cash dividends paid per common share	$0.10	$0.10

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
THREE MONTHS ENDED

Reconciliation of US GAAP Net Income, Earnings Per Share (EPS), Return on Average Assets (ROAA) and Return on Average Common Equity (ROACE) to Non-GAAP Operating Net Income, EPS, ROAA and ROACE

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs and the fourth quarter 2017 income tax expense attributable to the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. These expenses are not considered part of recurring operations, such as “operating net income,” “operating earnings per share,” “operating return on average assets,” and “operating return on average common equity.” These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(dollars in thousands, except per share amounts)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Net (loss) income (as reported)	$1,221	$(459)	$2,782	$2,543	$2,342
Impact of Tax Cuts and Jobs Act	-	2,740	-	-	-
Merger and acquisition costs (net of tax)	2,135	230	257	227	10
Non-GAAP operating net income	$3,356	$2,511	$3,039	$2,770	$2,352

Income before income taxes (as reported)	$1,754	$3,997	$4,499	$4,079	$3,790
Merger and acquisition costs ("M&A")	2,868	335	239	238	17
Adjusted pretax income	4,622	4,332	4,738	4,317	3,807
Income tax expense	1,266	1,821	1,699	1,547	1,455
Non-GAAP operating net income	$3,356	$2,511	$3,039	$2,770	$2,352

GAAP diluted earnings per share ("EPS")	$0.22	$(0.10)	$0.60	$0.55	$0.51
Non-GAAP operating diluted EPS before M&A	$0.61	$0.54	$0.66	$0.60	$0.51

GAAP return on average assets ("ROAA")	0.31%	-0.13%	0.80%	0.74%	0.70%
Non-GAAP operating ROAA before M&A	0.85%	0.72%	0.87%	0.81%	0.70%

GAAP return on average common equity ("ROACE")	3.33%	-1.62%	9.99%	9.36%	8.78%
Non-GAAP operating ROACE before M&A	9.15%	8.89%	10.92%	10.19%	8.81%

Net income (as reported)	$1,221	$(459)	$2,782	$2,543	$2,342
Weighted average common shares outstanding	5,547,715	4,616,515	4,633,417	4,635,483	4,630,398
Average assets	$1,581,538	$1,398,945	$1,396,459	$1,373,832	$1,337,814
Average equity	146,712	113,017	111,357	108,720	106,741

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED

	For the Three Months Ended March 31, 2018						For the Three Months Ended
		2018			2017		March 31, 2018			December 31, 2017
			Average			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,273,355	$14,726	4.63%	$1,082,401	$11,970	4.42%	$1,273,355	$14,726	4.63%	$1,132,232	$12,560	4.44%
Investment securities, federal funds
sold and interest-bearing deposits	183,567	1,167	2.54%	172,131	952	2.21%	183,567	1,167	2.54%	175,663	1,013	2.31%
Total Interest-Earning Assets	1,456,922	15,893	4.36%	1,254,532	12,922	4.12%	1,456,922	15,893	4.36%	1,307,895	13,573	4.15%
Cash and cash equivalents	26,053			11,289			26,053			16,368
Goodwill	10,145			-			10,145			-
Core deposit intangible	3,479			-			3,479			-
Other assets	84,939			71,993			84,939			74,682
Total Assets	$1,581,538			$1,337,814			$1,581,538			$1,398,945

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$74,944	$12	0.06%	$51,419	$6	0.05%	$74,944	$12	0.06%	$54,127	$7	0.05%
Interest-bearing demand and money
market accounts	496,995	543	0.44%	412,077	308	0.30%	496,995	543	0.44%	424,767	408	0.38%
Certificates of deposit	469,248	1,401	1.19%	440,527	954	0.87%	469,248	1,401	1.19%	445,467	1,297	1.16%
Long-term debt	50,377	285	2.26%	61,882	366	2.37%	50,377	285	2.26%	55,503	286	2.06%
Short-term debt	76,533	283	1.48%	77,878	147	0.76%	76,533	283	1.48%	95,767	323	1.35%
Subordinated Notes	23,000	359	6.24%	23,000	359	6.24%	23,000	359	6.24%	23,000	359	6.24%
Guaranteed preferred beneficial interest							-	-
in junior subordinated debentures	12,000	120	4.00%	12,000	108	3.60%	12,000	120	4.00%	12,000	120	4.00%

Total Interest-Bearing Liabilities	1,203,097	3,003	1.00%	1,078,783	2,248	0.83%	1,203,097	3,003	1.00%	1,110,631	2,800	1.01%

Noninterest-bearing demand deposits	219,703			142,189			219,703			164,515
Other liabilities	12,026			10,101			12,026			10,782
Stockholders' equity	146,712			106,741			146,712			113,017
Total Liabilities and Stockholders' Equity	$1,581,538			$1,337,814			$1,581,538			$1,398,945

Net interest income		$12,890			$10,674			$12,890			$10,773

Interest rate spread			3.36%			3.29%			3.36%			3.14%
Net yield on interest-earning assets			3.54%			3.40%			3.54%			3.29%
Ratio of average interest-earning
assets to average interest bearing
liabilities			121.10%			116.29%			121.10%			117.76%

Cost of funds			0.84%			0.74%			0.84%			0.88%
Cost of deposits			0.62%			0.48%			0.62%			0.63%
Cost of debt			2.59%			2.24%			2.59%			2.34%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $321,000 of accretion interest during the three months ended March 31, 2018.

THE COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
	(Unaudited)	*
(dollars in thousands, except per share amounts)	March 31, 2018	December 31, 2017
Assets
Cash and due from banks	$29,739	$13,315
Federal funds sold	730	-
Interest-bearing deposits with banks	3,986	2,102
Securities available for sale (AFS), at fair value	71,024	68,285
Securities held to maturity (HTM), at amortized cost	98,198	99,246
Federal Home Loan Bank (FHLB) stock - at cost	5,587	7,276
Loans receivable	1,280,773	1,151,130
Less: allowance for loan losses	(10,471)	(10,515)
Net loans	1,270,302	1,140,615
Goodwill	10,277	-
Premises and equipment, net	22,496	21,391
Premises and equipment held for sale	2,341	-
Other real estate owned (OREO)	9,352	9,341
Accrued interest receivable	4,749	4,511
Investment in bank owned life insurance	35,619	29,398
Core deposit intangible	3,385	-
Other assets	9,211	10,481
Total Assets	$1,576,996	$1,405,961

Liabilities and Stockholders' Equity
Liabilities
Deposits
Non-interest-bearing deposits	$229,612	$159,844
Interest-bearing deposits	1,056,324	946,393
Total deposits	1,285,936	1,106,237
Short-term borrowings	51,500	87,500
Long-term debt	45,483	55,498
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000
Accrued expenses and other liabilities	13,420	11,769
Total Liabilities	1,431,339	1,296,004

Stockholders' Equity
Common stock - par value $.01; authorized - 15,000,000 shares;
issued 5,573,841 and 4,649,658 shares, respectively	56	46
Additional paid in capital	83,947	48,209
Retained earnings	64,307	63,648
Accumulated other comprehensive loss	(1,898)	(1,191)
Unearned ESOP shares	(755)	(755)
Total Stockholders' Equity	145,657	109,957
Total Liabilities and Stockholders' Equity	$1,576,996	$1,405,961

*Derived from audited financial statements

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF LOAN PORTFOLIO
(dollars in thousands)

	(Unaudited)	*	(Unaudited)	(Unaudited)	(Unaudited)
BY LOAN TYPE	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Commercial real estate	$817,576	$727,314	$712,840	$713,789	$677,205
Residential first mortgages	166,390	170,374	175,816	181,386	178,903
Residential rentals	129,026	110,228	110,905	103,361	100,891
Construction and land development	28,226	27,871	31,094	32,603	37,761
Home equity and second mortgages	39,481	21,351	22,334	20,847	21,392
Commercial loans	52,198	56,417	56,376	55,023	55,091
Consumer loans	853	573	541	412	439
Commercial equipment	45,905	35,916	35,500	34,589	42,060
Gross loans	1,279,655	1,150,044	1,145,406	1,142,010	1,113,742
Net deferred costs (fees)	1,118	1,086	1,033	853	736
Total loans, net of deferred costs	$1,280,773	$1,151,130	$1,146,439	$1,142,863	$1,114,478

* Derived from audited financial statements.

	(Unaudited)	*	(Unaudited)	(Unaudited)	(Unaudited)
BY ACQUIRED AND NON-ACQUIRED	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Acquired loans - performing	$121,615	$-	$-	$-	$-
Acquired loans - purchase credit impaired ("PCI")	3,871	-	-	-	-
Total acquired loans	125,486	-	-	-	-
Non-acquired loans**	1,154,169	1,150,044	1,145,406	1,142,010	1,113,742
Gross loans	1,279,655	1,150,044	1,145,406	1,142,010	1,113,742
Net deferred costs (fees)	1,118	1,086	1,033	853	736
Total loans, net of deferred costs	$1,280,773	$1,151,130	$1,146,439	$1,142,863	$1,114,478

* Derived from audited financial statements.
** Non-acquired loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

ALLOWANCE FOR LOAN LOSSES
THREE MONTHS ENDED

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(dollars in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Beginning of period	$10,515	$10,435	$10,434	$10,109	$9,860

Charge-offs	(580)	(13)	(253)	(68)	(148)
Recoveries	36	63	30	17	17
Net charge-offs	(544)	50	(223)	(51)	(131)

Provision for loan losses	500	30	224	376	380
End of period	$10,471	$10,515	$10,435	$10,434	$10,109

Net charge-offs to average loans (annualized)	-0.17%	0.02%	-0.08%	-0.02%	-0.05%

Breakdown of general and specific allowance as a percentage of gross loans
General allowance	$9,310	$9,491	$9,617	$8,958	$8,444
Specific allowance	1,161	1,024	818	1,476	1,665
	$10,471	$10,515	$10,435	$10,434	$10,109
General allowance	0.73%	0.82%	0.84%	0.78%	0.76%
Specific allowance	0.09%	0.09%	0.07%	0.13%	0.15%
Allowance to gross loans	0.82%	0.91%	0.91%	0.91%	0.91%

Allowance to non-acquired gross loans	0.91%	0.91%	0.91%	0.91%	0.91%

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF DEPOSITS
(dollars in thousands)	(Unaudited)		*		(Unaudited)		(Unaudited)		(Unaudited)
	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$229,612	17.86%	$159,844	14.45%	$157,665	14.36%	$154,962	14.25%	$149,410	14.21%
Interest-bearing:
Demand	217,039	16.88%	215,447	19.48%	195,632	17.82%	190,674	17.53%	155,964	14.83%
Money market deposits	284,449	22.12%	226,351	20.46%	229,740	20.92%	238,822	21.95%	253,531	24.10%
Savings	76,360	5.94%	52,990	4.79%	54,310	4.95%	54,361	5.00%	52,899	5.03%
Certificates of deposit	478,476	37.21%	451,605	40.82%	460,654	41.95%	448,987	41.27%	439,985	41.83%
Total interest-bearing	1,056,324	82.14%	946,393	85.55%	940,336	85.64%	932,844	85.75%	902,379	85.79%

Total Deposits	$1,285,936	100.00%	$1,106,237	100.00%	$1,098,001	100.00%	$1,087,806	100.00%	$1,051,789	100.00%

Transaction accounts	$807,460	62.79%	$654,632	59.18%	$637,347	58.05%	$638,819	58.73%	$611,804	58.17%

* Derived from audited financial statements.

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(dollars in thousands, except per share amounts)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Total assets	$1,576,996	$1,405,961	$1,402,172	$1,392,688	$1,356,073
Less: intangible assets
Goodwill	10,277	-	-	-	-
Core deposit intangible	3,385	-	-	-	-
Total intangible assets	13,662	-	-	-	-
Tangible assets	$1,563,334	$1,405,961	$1,402,172	$1,392,688	$1,356,073
						`
Total common equity	$145,657	$109,957	$110,885	$109,293	$106,566
Less: intangible assets	13,662	-	-	-	-
Tangible common equity	$131,995	$109,957	$110,885	$109,293	$106,566

Common shares outstanding at end of period	5,573,841	4,649,658	4,649,302	4,648,199	4,641,342

GAAP common equity to assets	9.24%	7.82%	7.91%	7.85%	7.86%
Non-GAAP tangible common equity to tangible assets	8.44%	7.82%	7.91%	7.85%	7.86%

GAAP common book value per share	$26.13	$23.65	$23.85	$23.51	$22.96
Non-GAAP tangible common book value per share	$23.68	$23.65	$23.85	$23.51	$22.96

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)
Three Months Ended
CONDENSED CONSOLIDATED INCOME STATEMENT	March 31,	December 31,		September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2018	2017		2017	2017	2017
Interest and Dividend Income
Loans, including fees	$14,726	$12,560		$12,671	$12,410	$11,970
Interest and dividends on securities	1,095	999		988	973	946
Interest on deposits with banks	72	14		21	12	6
Total Interest and Dividend Income	15,893	13,573		13,680	13,395	12,922

Interest Expense
Deposits	1,956	1,712		1,563	1,403	1,269
Short-term borrowings	283	323		304	283	147
Long-term debt	764	765		805	776	832
Total Interest Expense	3,003	2,800		2,672	2,462	2,248

Net Interest Income (NII)	12,890	10,773		11,008	10,933	10,674
Provision for loan losses	500	30		224	376	380

NII After Provision For Loan Losses	12,390	10,743		10,784	10,557	10,294

Noninterest Income
Loan appraisal, credit, and misc. charges	53	73		28	9	47
Gain on sale of asset	-	-		-	47	-
Net gains (losses) on sale of OREO	-	7		-	9	27
Net gains (losses) on sale of investment securities	-	42		-	133	-
Income from bank owned life insurance	226	192		196	194	191
Service charges	752	686		639	660	610
Gain on sale of loans held for sale	-	-		294	-	-
Total Noninterest Income	1,031	1,000		1,157	1,052	875

Noninterest Expense
Salary and employee benefits	5,047	4,191		4,056	4,198	4,313
Occupancy expense	766	691		630	658	653
Advertising	159	139		156	140	108
Data processing expense	683	588		555	634	577
Professional fees	352	472		510	360	320
Merger and acquisition costs	2,868	335		239	238	17
Depreciation of premises and equipment	199	192		191	204	199
Telephone communications	99	49		46	45	51
Office supplies	40	33		26	28	32
FDIC Insurance	198	133		178	161	166
OREO valuation allowance and expenses	114	123		283	145	195
Core deposit intangible amortization	240	-		-	-	-
Other	902	800		572	719	748
Total Noninterest Expense	11,667	7,746		7,442	7,530	7,379

Income before income taxes	1,754	3,997		4,499	4,079	3,790
Income tax expense	533	4,456		1,717	1,536	1,448
Net (Loss) Income	$1,221	$(459)		$2,782	$2,543	$2,342

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
		*
CONDENSED CONSOLIDATED BALANCE SHEETS	March 31,	December 31,		September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2018	2017		2017	2017	2017
Assets
Cash and due from banks	$29,739	$13,315		$15,627	$14,982	$9,301
Federal funds sold	730	-		-	-	-
Interest-bearing deposits with banks	3,986	2,102		1,577	1,338	1,487
Securities available for sale (AFS), at fair value	71,024	68,285		61,376	54,288	57,042
Securities held to maturity (HTM), at amortized cost	98,198	99,246		104,530	106,842	104,965
Federal Home Loan Bank (FHLB) stock - at cost	5,587	7,276		7,447	7,745	7,703
Loans receivable	1,280,773	1,151,130		1,146,439	1,142,863	1,114,478
Less: allowance for loan losses	(10,471)	(10,515)		(10,435)	(10,434)	(10,109)
Net Loans	1,270,302	1,140,615		1,136,004	1,132,429	1,104,369
Goodwill	10,277	-		-	-	-
Premises and equipment, net	22,496	21,391		21,751	22,042	22,246
Premises and equipment held for sale	2,341	-		-	-	345
Other real estate owned (OREO)	9,352	9,341		9,741	9,154	6,747
Accrued interest receivable	4,749	4,511		4,494	4,212	4,023
Investment in bank owned life insurance	35,619	29,398		29,206	29,011	28,817
Core deposit intangible	3,385	-		-	-	-
Other assets	9,211	10,481		10,419	10,645	9,028

Total Assets	$1,576,996	$1,405,961		$1,402,172	$1,392,688	$1,356,073

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest-bearing deposits	$229,612	$159,844		$157,665	$154,962	$149,410
Interest-bearing deposits	1,056,324	946,393		940,336	932,844	902,379
Total deposits	1,285,936	1,106,237		1,098,001	1,087,806	1,051,789
Short-term borrowings	51,500	87,500		91,500	88,500	97,500
Long-term debt	45,483	55,498		55,514	65,529	55,544
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000		12,000	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000		23,000	23,000	23,000
Accrued expenses and other liabilities	13,420	11,769		11,272	6,560	9,674

Total Liabilities	1,431,339	1,296,004		1,291,287	1,283,395	1,249,507

Stockholders' Equity
Common stock	56	46		46	46	46
Additional paid in capital	83,947	48,209		47,994	47,847	47,511
Retained earnings	64,307	63,648		64,375	62,058	59,979
Accumulated other comprehensive loss	(1,898)	(1,191)		(538)	(489)	(801)
Unearned ESOP shares	(755)	(755)		(992)	(169)	(169)

Total Stockholders' Equity	145,657	109,957		110,885	109,293	106,566

Total Liabilities and Stockholders' Equity	$1,576,996	$1,405,961		$1,402,172	$1,392,688	$1,356,073

Common shares issued and outstanding	5,573,841	4,649,658		4,649,302	4,648,199	4,641,342

* Derived from audited financial statements.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
Three Months Ended
SELECTED FINANCIAL INFORMATION AND RATIOS	March 31,	December 31,		September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2018	2017		2017	2017	2017
KEY OPERATING RATIOS
Return on average assets	0.31%	(0.13	) %	0.80%	0.74%	0.70%
Return on average common equity	3.33	(1.62)		9.99	9.36	8.78
Average total equity to average total assets	9.28	8.08		7.97	7.91	7.98
Interest rate spread	3.36	3.14		3.24	3.27	3.29
Net interest margin	3.54	3.29		3.38	3.39	3.40
Cost of funds	0.84	0.88		0.84	0.79	0.74
Cost of deposits	0.62	0.63		0.58	0.53	0.48
Cost of debt	2.59	2.34		2.34	2.22	2.24
Efficiency ratio	83.81	65.79		61.18	62.83	63.89
Efficiency ratio - Non-GAAP **	62.39	62.16		56.88	60.59	62.20
Non-interest expense to average assets	2.95	2.21		2.13	2.19	2.21
Net operating expense to average assets	2.69	1.93		1.80	1.89	1.94
Net operating expense to average assets - Non-GAAP **	1.94	1.81		1.65	1.83	1.89
Avg. int-earning assets to avg. int-bearing liabilities	121.10	117.76		116.64	117.07	116.29
Net charge-offs to average loans	0.17	(0.02)		0.08	0.02	0.05
COMMON SHARE DATA
Basic net income per common share	$0.22	$(0.10)		$0.60	$0.55	$0.51
Diluted net income per common share	0.22	(0.10)		0.60	0.55	0.51
Cash dividends paid per common share	0.10	0.10		0.10	0.10	0.10
Weighted average common shares outstanding:
Basic	5,547,715	4,616,515		4,633,391	4,632,911	4,628,357
Diluted	5,547,715	4,616,515		4,633,417	4,635,483	4,630,398

ASSET QUALITY
Total assets	$1,576,996	$1,405,961		$1,402,172	$1,392,688	$1,356,073
Gross loans	1,279,655	1,150,044		1,145,406	1,142,010	1,113,742
Classified Assets	44,736	50,298		39,172	35,413	36,458
Allowance for loan losses	10,471	10,515		10,435	10,434	10,109

Past due loans - 31 to 89 days	5,231	9,227		1,642	1,081	231
Past due loans >=90 days	6,281	2,483		2,741	3,782	7,168
Total past due loans	11,512	11,710		4,383	4,863	7,399

Non-accrual loans	8,439	4,693		3,012	4,442	7,830
Accruing troubled debt restructures (TDRs)	9,953	10,021		10,069	10,228	10,264
Other real estate owned (OREO)	9,352	9,341		9,741	9,154	6,747
Non-accrual loans, OREO and TDRs	$27,744	$24,055		$22,822	$23,824	$24,841
ASSET QUALITY RATIOS
Classified assets to total assets	2.84%	3.58%		2.79%	2.54%	2.69%
Classified assets to risk-based capital	24.81	32.10		24.97	22.81	23.91
Allowance for loan losses to total loans	0.82	0.91		0.91	0.91	0.91
Allowance for loan losses to non-accrual loans	124.08	224.06		346.45	234.89	129.11
Past due loans - 31 to 89 days to total loans	0.41	0.80		0.14	0.09	0.02
Past due loans >=90 days to total loans	0.49	0.22		0.24	0.33	0.64
Total past due (delinquency) to total loans	0.90	1.02		0.38	0.43	0.66
Non-accrual loans to total loans	0.66	0.41		0.26	0.39	0.70
Non-accrual loans and TDRs to total loans	1.44	1.28		1.14	1.28	1.62
Non-accrual loans and OREO to total assets	1.13	1.00		0.91	0.98	1.07
Non-accrual loans, OREO and TDRs to total assets	1.76	1.71		1.63	1.71	1.83

COMMON SHARE DATA
Book value per common share	$26.13	$23.65		$23.85	$23.51	$22.96
Tangible book value per common share**	23.68	***		***	***	***
Common shares outstanding at end of period	5,573,841	4,649,658		4,649,302	4,648,199	4,641,342

OTHER DATA
Full-time equivalent employees	200	165		169	165	165
Branches (1)	16	11		11	12	12
Loan Production Offices	5	5		5	5	5

REGULATORY CAPITAL RATIOS
Tier 1 capital to average assets	9.35%	8.79%		8.82%	8.85%	8.91%
Tier 1 common capital to risk-weighted assets	10.31	9.51		9.81	9.70	9.62
Tier 1 capital to risk-weighted assets	11.23	10.53		10.87	10.77	10.69
Total risk-based capital to risk-weighted assets	13.80	13.40		13.81	13.72	13.66
Tangible common equity to tangible assets **

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
*** The Company had no intangible assets before January 1, 2018.
(1) The Company plans to close four of the five acquired branches in May 2018.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs, OREO gains and losses and OREO expenses, and gains and losses on sales of investments or other assets, that are not considered part of recurring operations. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.
Three Months Ended
	March 31,	December 31,		September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2018	2017		2017	2017	2017

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Efficiency ratio - GAAP basis
Noninterest expense	$11,667	$7,746		$7,442	$7,530	$7,379
Net interest income plus noninterest income	13,921	11,773		12,165	11,985	11,549

Efficiency ratio - GAAP basis	83.81%	65.79%		61.18%	62.83%	63.89%

Efficiency ratio - Non-GAAP basis
Noninterest Expense	$11,667	$7,746		$7,442	$7,530	$7,379
Non-GAAP adjustments:
Merger and acquisition costs	(2,868)	(335)		(239)	(238)	(17)
OREO valuation allowance and expenses	(114)	(123)		(283)	(145)	(195)
Noninterest expense - as adjusted	8,685	7,288		6,920	7,147	7,167

Net interest income plus noninterest income	13,921	11,773		12,165	11,985	11,549
Non-GAAP adjustments:
(Gains) losses on sale of asset	-	-		-	(47)	-
Net (gains) losses on sale of OREO	-	(7)		-	(9)	(27)
Net (gains) losses on sale of investment securities	-	(42)		-	(133)	-
Net interest income plus noninterest income - adjusted	$13,921	$11,724		$12,165	$11,796	$11,522

Efficiency ratio -Non-GAAP basis	62.39%	62.16%		56.88%	60.59%	62.20%

Net operating exp. to average assets ratio - GAAP basis
Average Assets	$1,581,538	$1,398,945		$1,396,459	$1,373,832	$1,337,814

Noninterest expense	11,667	7,746		7,442	7,530	7,379
less: noninterest income	(1,031)	(1,000)		(1,157)	(1,052)	(875)
Net operating exp.	$10,636	$6,746		$6,285	$6,478	$6,504
Net operating exp. to average assets - GAAP basis	2.69%	1.93%		1.80%	1.89%	1.94%

Net operating exp. to average assets ratio -Non-GAAP basis
Average Assets	$1,581,538	$1,398,945		$1,396,459	$1,373,832	$1,337,814

Net operating exp.	10,636	6,746		6,285	6,478	6,504
Non-GAAP adjustments noninterest expense:
Merger and acquisition costs	(2,868)	(335)		(239)	(238)	(17)
OREO valuation allowance and expenses	(114)	(123)		(283)	(145)	(195)
Non-GAAP adjustments non interest income:
Gains (losses) on sale of asset	-	-		-	47	-
Net gains (losses) on sale of OREO	-	7		-	9	27
Net gains (losses) on sale of investment securities	-	42		-	133	-
Net operating exp.-adjusted	$7,654	$6,337		$5,763	$6,284	$6,319
Net operating exp. to average assets - Non-GAAP basis	1.94%	1.81%		1.65%	1.83%	1.89%